EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the use of our report dated October 26, 1994, included in Thermo
        TerraTech, Inc.'s (formerly Thermo Process Systems, Inc.)
        Registration Statement on Form S-2, and to other references to our Firm included in or made a part of the Registration
        Statement.


        March 26, 1996                TROUT, EBERSOLE & GROFF, LLP
        Lancaster, Pennsylvania       Certified Public Accountants